Jennison 20/20 Focus Fund
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077




Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Jennison 20/20
Focus Fund.

          File Nos. 333-43491 and 811-08587

   On behalf of the Jennison 20/20 Focus
Fund. Enclosed for filing under the
Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at
(973) 367-7482.

                                 Very truly
                         yours,

                            /S / Peter Parrella

               Peter Parrella

Assistant Treasurer.